As filed with the Securities and Exchange Commission on May 17, 2023

Registration No. 333-271117

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIBBON COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1669692 (I.R.S. Employer Identification Number)

6500 Chase Oaks Boulevard, Suite 100
Plano, Texas 75023
(978) 614-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Macken
Executive Vice President, Chief Legal Officer and Corporate Secretary
Ribbon Communications Inc.
6500 Chase Oaks Boulevard, Suite 100
Plano, Texas 75023
(978) 614-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Ghegan, Esq. Betty Linkenauger Segaar, Esq. Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E. Suite 3000 Atlanta, Georgia 30308 (404) 885-3139

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

eXPLANATORY nOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-271117), originally filed on April 4, 2023 (the “Registration Statement”) with the Securities and Exchange Commission by Ribbon Communications Inc. (the “Company”), is being filed solely to update the consent of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, filed herewith as Exhibit 23.2 (the “Consent”). Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.2. This prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

Item 16. Exhibits

Exhibit		Description
1.1	*	Form of Underwriting Agreement

2.1	***	Agreement and Plan of Merger, dated as of May 23, 2017, by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 filed on September 20, 2017 with the SEC).

2.2	***	Agreement and Plan of Merger, dated as of November 14, 2019, by and among Ribbon Communications Inc., Ribbon Communications Israel Ltd., Eclipse Communications Ltd., ECI Telecom Group Ltd. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 14, 2019 with the SEC).

3.1	***	Restated Certificate of Incorporation of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B filed on October 30, 2017 with the SEC).

3.2	***	Certificate of Amendment of the Restated Certificate of Incorporation of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 28, 2017 with the SEC).

3.3	***	Amended and Restated By-Laws of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed on February 28, 2020 with the SEC).

3.4	***	Certificate of Designation of the Series A Preferred Stock of Ribbon Communications Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 30, 2023 with the SEC).

4.1	***	Form of Warrant Agreement, dated March 30, 2023, by and between the Company and American Stock Transfer & Trust Company as Warrant Agent (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on March 30, 2023 with the SEC

4.2	***	Form of PIPE Warrant, dated March 30, 2023 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 30, 2023 with the SEC

4.3	*	Form of Specimen Common Stock Certificate of Ribbon Communications Inc.

4.4	*	Form of Specimen Preferred Stock Certificate of Ribbon Communications Inc.

4.5	*	Form of Deposit Agreement.

4.6	*	Form of Warrant.

4.7	*	Form of Warrant Agreement.

4.8	*	Form of Subscription Rights Agreement.

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4.9	*	Form of Unit Agreement, including Form of Unit Certificate.

4.10	***	Form of Indenture.

4.11	*	Form of Note.

5.1	***	Opinion of Troutman Pepper Hamilton Sanders LLP.

10.1	***	First Amended and Restated Stockholders Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 3, 2020 with the SEC).

10.2	***	Securities Purchase Agreement, dated as of August 12, 2022, by and among Ribbon Communications Inc. and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 12, 2022 with the SEC).

10.3	***	First Amended and Restated Registration Rights Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 3, 2020 with the SEC).

10.4	***	Second Amended and Restated Registration Rights Agreement, dated as of August 12, 2022, by and among Ribbon Communications Inc. and certain stockholders that are parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on August 12, 2022 with the SEC).

10.5	***	Securities Purchase Agreement, dated as of March 28, 2023, by and among Ribbon Communications Inc. and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 30, 2023 with the SEC).

23.1	***	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

23.2		Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

24.1	***	Power of Attorney (included on the signature page hereto).

25.1	**	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Indenture pursuant to the Trust Indenture Act of 1939.

107	***	Filing Fee Table.

*	To be filed, when appropriate, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed in accordance with the requirements of Item 601(b)(25) of Regulation S-K.
***	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 17, 2023.

RIBBON COMMUNICATIONS INC.

By:	/s/ Bruce McClelland
Bruce McClelland President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce McClelland	President, Chief Executive Officer and Director	May 17, 2023
Bruce McClelland	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	May 17, 2023
Miguel A. Lopez	(Principal Financial Officer)

*	Senior Vice President, Finance	May 17, 2023
Eric Marmurek	(Principal Accounting Officer)

*	Director	May 17, 2023
Shaul Shani

*	Director	May 17, 2023
Mariano S. de Beer

*	Director	May 17, 2023
Stewart Ewing

*	Director	May 17, 2023
Bruns H. Grayson

*	Director	May 17, 2023
Beatriz V. Infante

*	Director	May 17, 2023
Scott Mair

*	Director	May 17, 2023
Rick W. Smith

*	Director	May 17, 2023
Tanya Tamone

*By :	/s/ Bruce McClelland	Attorney-in-Fact	May 17, 2023
Bruce McClelland